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CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this Registration Statement to be filed on or about May 9, 2003 on Form N-14 ("N-14 Registration Statement") of Morgan Stanley American Opportunities Fund, of our report dated February 11, 2003 relating to the December 31, 2002 financial statements of Morgan Stanley American Opportunities Fund and our report dated September 10, 2002 relating to the July 31, 2002 financial statements of Morgan Stanley 21st Century Trend Fund. We also consent to the references to us under the headings "Financial Statements and Experts" in the Proxy Statement and Prospectus and "Financial Statements" in the Statement of Additional Information, both of which are part of the N-14 Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" in each Fund's Prospectus and Statement of Additional Information dated February 28, 2003 for Morgan Stanley American Opportunities Fund and September 30, 2002 for Morgan Stanley 21st Century Trend Fund, all of which accompany the N-14 Registration Statement.




Deloitte & Touche LLP
New York, New York
May 9, 2003